Ex.) 28 (h)(10)

SSgA Funds

100 Huntington Ave

CPH0326

Boston, MA 02116

Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, Massachusetts 02171-2119

Attention: General Counsel, Legal Department, 8th Floor

Re: New Share Classes of SSgA Funds (the “Trust”)

June 19, 2014

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established new Class A, Class C, Class I and Class K shares (the “New Share Classes”) for the SSgA Dynamic Small Cap Fund, SSgA Enhanced Small Cap Fund, SSgA Clarion Real Estate Fund, SSgA Emerging Markets Fund, SSgA International Stock Selection Fund and SSgA High Yield Bond Fund (the “Funds”).

Additionally, please be advised that the undersigned Trust has renamed the existing classes as presented in the following chart (“Class N”):

New Name	Old Name
Class N	Institutional

In accordance with the Section 18, the Additional Portfolios/Funds provision of the Transfer Agency and Service Agreement (the “Agreement”) dated as of August 1, 2006, between the Trust and Boston Financial Data Services, Inc. (“BFDS”), the undersigned Trust hereby requests that BFDS act as Transfer Agent for the New Share Classes and Class N shares under the terms of the Agreement and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A. In connection with such request, the undersigned Trust hereby confirms to BFDS, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

SSGA FUNDS on behalf of each party to the Agreement

By:	/s/ Ellen Needham
Name:	Ellen Needham
Title:	President, Duly Authorized

Agreed and Accepted:

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Richard J. Johnson
Name:	Richard J. Johnson
Title:	Managing Director, Duly Authorized
Effective Date:

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SCHEDULE A

Transfer Agency and Service Agreement

June 19, 2014

SSgA Money Market Fund

SSgA U.S. Government Money Market Fund

SSgA S&P 500 Index Fund

SSgA U.S. Treasury Money Market Fund

SSgA Dynamic Small Cap Fund

SSgA Prime Money Market Fund

SSgA Emerging Markets Fund

SSgA Emerging Markets Fund- Select Class

SSgA Clarion Real Estate Fund

SSgA International Stock Selection Fund SSgA High Yield Bond Fund

SSgA IAM SHARES Fund

SSgA Enhanced Small Cap Fund

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